E*TRADE FINANCIAL CORPORATION
NOTICE OF GRANT OF PERFORMANCE UNITS

<<FIRST_NAME>> <<LAST_NAME>> (the “Participant”) has been granted an award of Performance Units (the “Award”) pursuant to the E*TRADE Financial Corporation 2015 Omnibus Incentive Plan (as amended from time to time, the “Plan”), each of which represents the right to receive one (1) share of Stock of E*TRADE Financial Corporation (the “Company”) in accordance with the terms and conditions of this Notice and the Performance Units Agreement that is attached to this Notice (the “Performance Units Agreement”). Any capitalized term that is used but not defined in this Notice shall have the meaning set forth in the Performance Units Agreement.

Date of Grant:	«GRANT_DATE»
Performance Period:	January 1, 2019 through December 31, 2021.
Number of Performance Units:
«SHARES» in respect of the Company’s achievement of the earnings per share goals relating to the Performance Period that are communicated to the Participant as soon as practicable after the date hereof (the “EPS Goals”).
«SHARES» in respect of the Company’s achievement of the Return on Equity Goals relating to the Performance Period that are communicated to the Participant as soon as practicable after the date hereof (the “Return on Equity Goals”).
The number of Performance Units assumes achievement of the applicable EPS Goals and Return on Equity Goals (the “Performance Goals”) at 100% of the respective target levels, and is subject to adjustment as provided in the Performance Units Agreement and the Plan.

Vesting:
The Performance Units are subject to vesting in accordance with the terms and conditions of the Performance Units Agreement. The actual number of Performance Units that may become vested is subject to the achievement of the applicable Performance Goals and may be lesser or greater than the applicable number of Performance Units listed in this Notice.

Settlement Date:
Unless otherwise specified in the Performance Units Agreement, any shares of Stock that become deliverable to the Participant under the terms and conditions of the Performance Units Agreement shall be delivered to the Participant as soon as practicable following the Company’s determination of the achievement of the Performance Goals relating to the Performance Period, but in no event later than March 15, 2022.

The Participant acknowledges that copies of the Plan, Performance Units Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Plan and Performance Units Agreement, and hereby accepts the Award subject to all of their terms and conditions.

[Signature Page Follows]
By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Notice and by the provisions of the Plan and the Performance Units Agreement, both of which are made a part of this document.

E*TRADE FINANCIAL CORPORATION            PARTICIPANT

By:                              «FIRST_NAME» «LAST_NAME»
                                Signature

Its:

Address:     11 Times Square, 32nd Floor
New York, NY 10036-9992

E*TRADE FINANCIAL CORPORATION
PERFORMANCE UNITS AGREEMENT

E*TRADE Financial Corporation has granted to the Participant named in the Notice of Grant of Performance Units (the “Grant Notice”) to which this Performance Units Agreement (this “Agreement”) is attached an Award consisting of Performance Units that are subject to the terms and conditions set forth in the Grant Notice and this Agreement (the “Performance Units”). The Performance Units have been granted pursuant to the E*TRADE Financial Corporation 2015 Omnibus Incentive Plan (as amended from time to time, the “Plan”), the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan (the “Plan Prospectus”), (b) accepts the grant of the Performance Units subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.
1.DEFINITIONS AND CONSTRUCTION.
1.1    Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Plan.
1.2    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2.    ADMINISTRATION.
2.1    Committee Authority. All questions of interpretation concerning the Grant Notice and this Agreement shall be determined by the “Committee” (as defined below). All determinations by the Committee shall be final and binding upon all persons having an interest in this Agreement or the Award, including the Participant. Any Officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.
2.2    Definition of Committee. For purposes of this Agreement, the “Committee” means the Compensation Committee, the Governance Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board; provided that if no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

3.    THE AWARD.
3.1    Grant of Performance Units. The Performance Units have been granted to the Participant effective as of the Date of Grant set forth in the Grant Notice. The Performance Units are subject to all of the terms and conditions of the Grant Notice, the Plan and this Agreement. Except as otherwise specified in this Agreement, each Performance Unit represents a right to receive one (1) share of Stock on the Settlement Date referenced in the Grant Notice (the “Settlement Date”).
3.2    No Monetary Payment Required. The Participant is not required to make any monetary payment as a condition to receiving the Performance Units or any shares of Stock issued in respect thereof.
3.3    Dividend Equivalents. If while the Performance Units are outstanding the Company declares a dividend with respect to the shares of Stock, then on the Settlement Date for the Vested Units (as defined below) the Participant shall be credited with additional Performance Units with respect to each declaration of a dividend equal to (a) the product of (i) the total number of Vested Units that would have been held by the Participant had such date been the Settlement Date and (ii) the per-share dollar amount of such dividend, divided by (b) the Fair Market Value per share of Stock on the payment date of such dividend (the “Dividend Equivalent Units”).
4.    VESTING AND SETTLEMENT OF PERFORMANCE UNITS.
4.1    Vesting and Settlement Upon Continued Service. If the Participant remains in continuous Service through the Settlement Date, then the Company shall deliver to the Participant, in full satisfaction of the Participant’s rights with respect to the Performance Units, a number of shares of Stock on the Settlement Date equal to the sum of (i) the number of Performance Units for which the Performance Goals have been achieved, as determined by the Committee in its sole discretion in accordance with the terms and conditions herein (the “Vested Units”), and (ii) the Dividend Equivalent Units credited to the Participant with respect to the Vested Units.
4.2    Treatment Upon Certain Terminations of Employment Prior to a Change in Control. Notwithstanding anything set forth in Section 4.1 to the contrary, the Performance Units shall become vested and be settled upon a termination of the Participant’s Service as set forth in this Section 4.2.
(a)    Termination as a Result of Death or Disability. If the Participant’s Service terminates as a result of either (i) the Participant’s death or (ii) the Participant’s Disability, in each case that occurs prior to the earlier of (x) the Settlement Date and (y) a Change in Control, then any Performance Units that are then-outstanding and not vested shall not terminate, but will remain eligible to become vested and be settled on the Settlement Date in accordance with Section 4.1 as if the Participant’s Service had not terminated.
(b)    Termination as a Result of Involuntary Termination. If the Participant’s Service terminates as a result of an “Involuntary Termination” (as defined below) prior to the earlier of (x) the Settlement Date and (y) a Change in Control, then any Performance Units that are then-outstanding and not vested shall not terminate, but will remain eligible to become vested and be settled on the Settlement Date in an amount equal to the product of (i) the number of Performance Units that would have vested in accordance with Section 4.1 as if the Participant’s Service had not terminated and (ii) a fraction, the numerator of which is the number of days elapsed between January 1, 2019 and the date of termination and the denominator of which is the total number of days in the Performance Period.
(c)    Termination as a Result of Retirement. If the Participant’s Service terminates as a result of “Retirement” (as defined below) prior to the earlier of (x) the Settlement Date and (y) a Change in Control, then any Performance Units that are then-outstanding and not vested shall not terminate, but will remain eligible to become vested and be settled on the Settlement Date in accordance with Section 4.1 as if the Participant’s Service had not terminated.
(d)    Certain Requirements for Post-Termination Performance Units. Notwithstanding anything set forth in Section 4.1(b) or Section 4.1(c) to the contrary, (i) the treatment of the Performance Units as set forth in Section 4.1(b) and Section 4.1(c), as applicable (the “Post-Termination Performance Awards”), shall only apply if the Participant signs the “Release” (as defined below) and any revocation period with respect thereto expires without revocation within 60 days following the date of termination and (ii) all of the Post-Termination Performance Awards will be canceled immediately if any of the following events occur at any time before the Settlement Date:
(1)    The Participant acts in any manner that the Committee determines is contrary or materially harmful to the interests of the Company or any of its subsidiaries;
(2)    During the 12-month period following termination of Service, the Participant fails to comply with any restrictive covenants to which the Participant is subject;
(3)    The Participant encourages or solicits any employee, consultant, or contractor of the Company or its affiliates to leave or diminish their relationship with the Company for any reason or to accept employment, consultancy or a contracting relationship with any other company;
(4)    The Participant, directly or indirectly, encourages or solicits or attempts to encourage or solicit any customers, clients, partners or affiliates of the Company to terminate or diminish their relationship with the Company;
(5)    The Participant disparages the Company or its officers, directors, employees, products or services;
(6)    The Participant misuses or discloses the Company’s confidential or Proprietary Information, breaches any proprietary information, confidentiality agreement or any other agreement between the Participant and the Company (or any of its affiliates), or breaches any release of claims executed by the Participant in connection with the Participant’s termination of Service;
(7)    The Participant fails or refuses to cooperate with or assist the Company in a timely manner in connection with any investigation, regulatory matter, lawsuit or arbitration in which the Company is a subject, target or party and as to which the Participant may have pertinent information; or
(8)    The Company determines that the Participant’s Service could have been terminated for Cause (regardless of any “cure” periods) or that the Participant’s actions or omissions during Service caused a restatement of the Company’s financial statements or constituted a violation of the Company’s policies and standards.
(e)    Certain Defined Terms. For purposes of this Agreement:
(i)    “Involuntary Termination” shall mean either of the following events: (x) termination by the Participating Company Group of the Participant’s Service for any reason other than for Cause or (y) the Participant’s voluntary resignation of Service following (A) a reduction in the Participant’s level of compensation (including base salary, fringe benefits and target bonus under any corporate performance based bonus or incentive programs) by more than fifteen percent (15%) or (B) a relocation of the Participant’s place of employment by more than fifty (50) miles, provided and only if such reduction or relocation is effected without the Participant’s express written consent; provided that if such term, or the substantive equivalent, is defined in a contract of employment or service, such definition will take precedence over this definition.
(ii)    “Release” shall mean a general release of all known and unknown claims against the Company and its affiliates and their stockholders, directors, officers, employees, agents, successors and assigns substantially in a form reasonably acceptable to the Company, which has been executed by the Participant and not revoked within the applicable revocation period.
(iii)    “Retirement” means termination of the Participant’s Service on or after the date on which the Participant becomes “Retirement-Eligible.”
(iv)    “Retirement-Eligible” means the date on which the Participant has both (x) attained age 60 and (y) accrued at least five years of consecutive Service.

4.3    Treatment Upon and Following a Change in Control. Notwithstanding anything set forth in Section 4.1 to the contrary, the Performance Units shall be subject to the treatment set forth in this Section 4.3 upon and following a Change in Control.
(a)    Effect of a Change in Control. If a Change in Control occurs while the Participant remains in continuous Service and prior to the Settlement Date, the Performance Units that are outstanding immediately prior to the Change in Control (the “CIC Units”) (i) shall no longer be subject to the applicable Performance Goals and (ii) if the Participant remains in continuous Service through the Settlement Date, shall be settled on the Settlement Date in a number of shares of Stock equal to the sum of (x) the number of shares of Stock that would have been delivered to the Participant in respect of the applicable CIC Units on the Settlement Date upon achievement of the applicable performance goals at one hundred percent (100%) of the respective target levels and (y) any related Dividend Equivalent Units credited to the Participant with respect to the applicable CIC Units being settled.
(b)    Treatment Upon Certain Events Occurring On or Following a Change in Control. Notwithstanding anything set forth in Section 4.3(a) to the contrary, if on or following a Change in Control and prior to the Settlement Date, either (i) the Participant’s Service terminates as a result of (x) an “Involuntary Termination”, (y) the Participant’s death or (z) the Participant’s Disability or (ii) the Participant is or becomes Retirement-Eligible, then the Company shall deliver to the Participant, within ten (10) days following the date of the applicable event in the case of subsection (i) of this Section 4.3(b) or, in the case of clause (ii) of this Section 4.3(b), on the Settlement Date and, in each case, in full satisfaction of the Award, the number of shares of Stock that would have been delivered to the Participant in accordance with Section 4.3(a) if the Participant remained in Service through the Settlement Date.
4.4    Treatment Upon Other Types of Terminations.
(a)    Termination for Cause. If the Participant’s Service is terminated for Cause prior to the Settlement Date, then all of the then-outstanding Performance Units and any related Dividend Equivalent Units shall immediately be forfeited and cancelled without the payment of any consideration to the Participant.
(b)    Termination for Any Other Reason. If the Participant’s Service terminates prior to the Settlement Date for any reason not set forth in Sections 4.2, 4.3 or 4.4(a), then all of the then-outstanding Performance Units and any related Dividend Equivalent Units will be immediately cancelled and forfeited without the payment of any consideration to the Participant unless the Committee determines to provide for the vesting and settlement of all or some of such Performance Units or Dividend Equivalent Units in its sole discretion.
5.    CERTAIN RESTRICTIONS.
5.1    Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares of Stock acquired by the Participant hereunder. Except as provided by the preceding sentence or as otherwise determined by the Company, a certificate for the shares of Stock issued hereunder shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.
5.2    Restrictions on Grant of the Award and Issuance of Shares. The grant of the Performance Units and issuance of shares of Stock hereunder shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares of Stock hereunder shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of shares of Stock hereunder, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
5.3    Fractional Shares. The Company shall not be required to issue fractional shares of Stock hereunder.
6.    TAX WITHHOLDING AND OTHER TAX ISSUES.
6.1    Tax Withholding.
(a)    In General. Regardless of any action the Company and/or the Participating Company employing the Participant (the “Employer”) take with respect to any or all income tax (including the U.S. federal, state and local tax and/or non-U.S. tax), social insurance, payroll tax, payment on account or other tax-related withholding (the “Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant or vesting of the Performance Units, the subsequent sale of any shares of Stock acquired upon vesting and the receipt of any dividends or Dividend Equivalent Units; and (ii) do not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate Participant’s liability for Tax-Related Items.
(b)    Withholding Methods. Prior to the relevant taxable event, the Participant shall pay or make arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, if permissible under local law, the Participant authorizes the Company and/or the Employer, at its discretion, to satisfy the obligations with regard to all Tax-Related Items legally payable by the Participant by one or a combination of the following: (a) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; (b) withholding from the proceeds of the sale of shares of Stock acquired upon vesting of the Award; (c) arranging for the sale of shares of Stock otherwise deliverable to the Participant (on the Participant’s behalf and at the Participant’s direction pursuant to this authorization); or (d) withholding otherwise deliverable shares of Stock, provided that the Company only withholds the amount of shares necessary to satisfy the minimum withholding amount or such other amount as may be necessary to avoid adverse accounting treatment. If the Company satisfies the obligation for Tax-Related Items by withholding a number of shares as described herein, the Participant shall be deemed, for tax purposes only, to have been issued the full number of shares of Stock subject to the Vested Units, notwithstanding that a number of the shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Award.
6.2    Section 409A. The intent of the parties is that this Agreement comply with Section 409A of the Code (“Section 409A”) to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and be administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, (i) the Participant shall not be considered to have terminated Service for purposes hereof until the Participant would be considered to have incurred a “separation from service” within the meaning of Section 409A and (ii) if the Participant is a “specified employee” within the meaning of Section 409A, as determined under the Company’s established methodology for determining specified employees, shares of Stock that would otherwise be issued hereunder upon the Participant’s termination of Service shall instead be issued on the first business day after the first to occur of (a) the date that is six months following the Participant’s termination of Service and (b) the date of the Participant’s death. The Company makes no representation that any or all of the payments described in this Agreement will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.
7.    ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.
Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, the Committee shall make appropriate and proportionate adjustments in the number of outstanding Performance Units and/or the number and kind of shares or other property to be issued in respect of Vested Units and Dividend Equivalent Units, in each case to the extent determined by the Committee to be necessary to prevent dilution or enlargement of the Participant’s rights hereunder. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.
8.    RIGHTS AS A STOCKHOLDER OR SERVICE PROVIDER.
The Participant shall have no rights as a stockholder with respect to any shares of Stock underlying the Performance Units or Dividend Equivalent Units granted hereunder until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 3.3 and Section 7. Nothing in this Agreement shall confer upon the Participant any right to continue in Service or interfere in any way with any right of the Company to terminate the Participant’s Service at any time.
9.    ACKNOWLEDGEMENT OF NATURE OF PLAN AND AWARD. In accepting the grant of the Performance Units, the Participant acknowledges that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;
(b)    the grant of the Performance Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Performance Units or other Awards, or benefits in lieu thereof, even if Performance Units or other Awards have been granted repeatedly in the past;
(c)    all decisions with respect to future grants of Performance Units or other Awards, if any, will be at the sole discretion of the Company;
(d)    the Participant is voluntarily participating in the Plan;
(e)    the Performance Units are an extraordinary item that do not constitute compensation of any kind for Service of any kind rendered to the Company or the Employer, and are outside the scope of the Participant’s employment or service contract, if any;
(f)    the Performance Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, any nonqualified pension or retirement benefits, welfare benefits or similar payments and, except to the extent provided under the written terms of the applicable plan, any qualified pension benefits, and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;
(g)    the future value of the underlying shares of Stock is unknown and cannot be predicted with certainty;
(h)    in consideration of the grant of the Performance Units, no claim or entitlement to compensation or damages shall arise from termination of this Agreement or the Performance Units granted hereunder or from any diminution in value of the shares of Stock issued hereunder and the Participant irrevocably releases the Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;
(i)    the Committee shall have the exclusive discretion to determine when the Participant is no longer rendering Services for purposes of this Agreement and the Plan;
(j)    the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying shares of Stock; and
(k)    the Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.
10.    MISCELLANEOUS PROVISIONS.
10.1    Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.
10.2    Nontransferability of the Award. Neither this Agreement nor any of the Participant’s rights hereunder shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights under or with respect to this Agreement shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.
10.3    Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
10.4    Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
10.5    Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
(a)    Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
(b)    Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 10.5(a) of this Agreement and consents to the electronic delivery of the Plan documents, as described in Section 10.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 10.5(a) or may change the e-mail address to which such documents are to be delivered (if the Participant has provided an e-mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or e-mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 10.5(a).
(c)    Consent to Electronic Participation. If requested by the Company, the Participant hereby consents to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. The Participant understands, however, that he or she is not required to consent to electronic participation as described in this Section.
10.6    Integrated Agreement. The Grant Notice, this Agreement and the Plan, together with any other agreement between the Participant and a Participating Company referring to the Award shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Grant Notice and this Agreement shall survive any release of the Award and shall remain in full force and effect.
10.7    Applicable Law. The construction, interpretation and performance of this Agreement, and the transactions under it, shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws and choice of law rules.
10.8    Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
10.9    Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[End of Agreement]

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